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
[LOGO] Thigpen, Jones, Seaton & Co.                                           Robert E. Thigpen, Jr., CPA
       CERTIFIED PUBLIC ACCOUNTANTS                                           Scotty C. Jones, CPA
       BUSINESS CONSULTANTS                                                   Frank W. Seaton, Jr., CPA
       1004 Hillcrest Parkway o P.O. Box 400 o Dublin, Georgia 31040-0400     Tracy G. Smith, CPA
       Tel 478-272-2030 o Fax 478-272-3318 o E-mail tjs@tjscpa.com            Grayson Dent, CPA

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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We have issued our report dated January 23, 2003, accompanying the financial statements of Southwest Georgia Financial Corporation included in the Annual Report of Southwest Georgia Financial Corporation on Form 10-K for the year ended December 31, 2002, and incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Amendment No. 1 to the Registration Statement on Form S-4, and we also consent to the reference to our firm under the caption "Experts" in the joint proxy statement/prospectus, which is part of this Amendment No. 1 to the Registration Statement.


/s/ Thigpen, Jones, Seaton & Co., P.C

Dublin, Georgia
January 20, 2004